Contact:
                                             Craig Dunham
                                             Dynasil Corporation of America
                                             Phone: (856) 767-4600
                                             Email:  cdunham@Dynasil.com

     Dynasil Announces Acquisition of Precision Optics Product Line

WEST BERLIN, N.J. - January 22, 2008 - Dynasil Corporation of America (OTCBB: DYSL.OB), a photonics company headquartered in New Jersey, announced today that it has acquired an optical filter product line from Precision Optics Corporation, Inc. ("POC") located in Gardner, MA. The purchase includes the intellectual property, customer base and equipment to produce a variety of high performance optical filters that extend the market offerings of Dynasil subsidiary Optometrics Corporation in Ayer, MA. In addition to a $250,000 up-front cash payment, there is a royalty agreement on existing business for three years. Dynasil's Chairman, James Saltzman states: "Once we learned that POC had decided to focus on advanced optical systems for medical visualization, we were a natural steward for this unit since our Optometrics business is in their backyard. We are in an excellent position to provide a smooth transition for customers and employees."

The acquisition comes on top of the December 20th announcement of an agreement between Dynasil and an advanced instrument company that is planned to more than triple the size of Dynasil upon completion of the transaction. Rationale for the POC addition was discussed by Dynasil CEO and President, Craig T. Dunham: "This purchase fits our strategy of add-on acquisitions to grow our existing businesses. We plan to fully integrate the additional optical filter business into our Ayer, MA location and anticipate incremental revenues of at least $500,000 per year which we expect to be immediately accretive to earnings. The intellectual property and know-how adds a significant capability set to our company."

The Optometrics business where the POC product line will reside specializes in optical filters and diffraction gratings. Laura Lunardo, COO of Optometrics, noted that: "The POC line will add Long Life Filters to our laminated interference filter product set, enabling Optometrics to offer a broader range of filters to the spectroscopy, astronomical, medical and laser markets as well as to adjacent markets that we do not currently serve."

Craig Dunham added: "Between our subsidiaries, Optometrics Corporation and EMF Corporation in Ithaca, NY, we offer one of the most comprehensive coating services in the United States. We have standard and custom thin film designs available from the UV to the far IR and can coat substrates from a few millimeters to 3 meters in diameter. Our engineering expertise and high quality customer service as well as the size and number of our chambers have enabled us to solve significant problems for customers with aerospace, automotive, display, communication and instrumentation applications."

About Dynasil: Founded in 1960, Dynasil is a manufacturer of photonic products including optical materials, components, coatings and instruments for a broad range of applications markets in the medical, industrial, and defense sectors. Its operations are located in New Jersey, Massachusetts, and New York.

This news release may contain forward-looking statements usually containing the words "believe," "expect," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act. Future results of operations, projections, and expectations, which may relate to this release, involve certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the factors detailed in the Company's Annual Report or Form 10-KSB and in the Company's other Securities and Exchange Commission filings, continuation of existing market conditions and demand for our products.